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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF SAGENT TECHNOLOGY, INC.


           Name                                   Jurisdiction Of Incorporation
           ----                                   -----------------------------

           Quantitative Marketing Software, Inc.  Delaware
           Sagent Technology Japan KK             Japan
           Sagent Technology Canada, Inc.         Canada
           Sagent UK, Ltd.                        United Kingdom
           Sagent Technology GmbH                 Germany
           Sagent France, S.A.                    France
           Sagent Brazil                          Brazil